ARTICLES OF AMENDMENT
                                  TO
                      THE ARTICLES OF INCORPORATION
                                  OF
                            FFTW FUNDS, INC.


    	FFTW Funds, Inc., a Maryland Corporation (the "Corporation") having a principal office in New York, New York and having The Corporation Trust Incorporated as its resident agent located at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST:   Article FIFTH of the Articles of Incorporation of the Corporation is
hereby amended to reclassify 100,000,000 shares of the authorized but unissued shares of the AAA Asset-Backed Portfolio stock, par value $.001 per share, as Mortgage Total Return Portfolio stock, par value $.001 per share, with the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as were afforded to the AAA Asset-Backed Portfolio as set forth in Article FIFTH of the Articles of Incorporation of the Corporation.

SECOND: This amendment was approved by at least a majority of the entire Board of Directors of the Corporation.

THIRD: The amendment is limited to a change expressly permitted by Section 2-605(4) of the Maryland General Corporation Law and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 17 day of August, 1995 by its President who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.


                                      						FFTW FUNDS, INC.


Attest:______________________              	By: _________________________
      	Kyle L. Chang				                        Stephen J. Constantine
      	Secretary			                     	       President




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